UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Petrosearch Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Petrosearch Energy Corporation
675 Bering Drive, Suite 200	FOR IMMEDIATE RELEASE
Houston, TX 77057
(713) 961-9337

Investor Relations Contact

(713) 961-9337 x45
Attn: David Collins

PETROSEARCH RETAINS GEORGESON INC.

HOUSTON, TX – July 23, 2009 - Petrosearch Energy Corporation (OTCBB: PTSG)

Petrosearch Energy Corporation (“Petrosearch” or the “Company”) has retained Georgeson Inc. to assist with the solicitation of proxies from banks, brokers, institutional investors and hedge funds for an estimated fee of approximately $26,000, in addition to the payment of certain fees and expenses, in connection with the Company’s proposed merger with Double Eagle Petroleum Co. (“Double Eagle”) to be voted upon by the Company’s stockholders at the August 4, 2009 special meeting of the Company’s stockholders.  If you were a stockholder of Petrosearch as of June 5, 2009, the record date, and you have any questions about the proposed merger or how to submit your proxy, or if you need additional copies of the proxy statement/prospectus mailed to Petrosearch stockholders on or about July 7, 2009, or the enclosed proxy card, you should contact Georgeson Inc. at:

Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038
Banks and Brokers call (212) 440-9800
Petrosearch shareholders call toll-free 1 (888) 867-7024

The Petrosearch Board of Directors urges all Petrosearch stockholders as of the record date to vote.  Even if you plan to attend the special meeting, please take the time to vote before the meeting by completing and mailing the proxy card received in the mail or by following the instructions to vote via the Internet or by telephone indicated on the proxy card.

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, is a resource based energy company with operations focused in the Anadarko basin of the North Texas Panhandle.  For more information please visit www.petrosearch.com.

Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties. Although Petrosearch believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation, changes in economic or market conditions that may prevent the Company from completing the Double Eagle merger, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and results of development and exploration activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company’s Forms 10-K and 10-Q and other reports filed with the Securities and Exchange Commission (“SEC”).

Important Additional Information and Where to Find It

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities.  IN CONNECTION WITH THE PROPOSED MERGER, DOUBLE EAGLE HAS FILED A REGISTRATION STATEMENT WITH THE SEC ON FORM S-4 (REG NO. 333-158659), AND DOUBLE EAGLE AND THE COMPANY HAVE EACH FILED A RELATED DEFINITIVE PROXY STATEMENT/PROSPECTUS.   THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS WAS FIRST MAILED TO COMPANY STOCKHOLDERS ON OR ABOUT JULY 7, 2009.  STOCKHOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING DOUBLE EAGLE, THE COMPANY AND THE MERGER. INVESTORS AND STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED BY DOUBLE EAGLE OR THE COMPANY WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC MAY ALSO BE OBTAINED FOR FREE FROM THE COMPANY BY DIRECTING A REQUEST TO PETROSEARCH ENERGY CORPORATION, 675 BERING DRIVE, SUITE 200, HOUSTON TEXAS 77057, ATTENTION DAVID COLLINS; TELEPHONE: (713) 961-9337 EXT. 45; E-MAIL: DAVID.COLLINS@PETROSEARCH.COM.

THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED “PARTICIPANTS IN A SOLICITATION” OF PROXIES FROM STOCKHOLDERS OF THE COMPANY TO APPROVE THE MERGER AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS.